SUB-ADVISORY AGREEMENT


         THIS AGREEMENT is made and entered into as of the 30th day of July, 2007 between 6th Avenue Investment Management Company, LLC (the "Adviser"), a Kansas limited liability company, registered under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and Security Global Investors, LLC (the "Subadviser"), a Kansas limited liability company registered under the Investment Advisers Act.

                                   WITNESSETH:

         WHEREAS, SBL Fund and Security Equity Fund, Kansas corporations, are each registered with the Securities and Exchange Commission (the "Commission") as open-end management investment companies under the Investment Company Act of 1940, as amended (the "Investment Company Act");

         WHEREAS, SBL Fund is authorized to issue shares of Series D ("Series D"), a separate series of SBL Fund and Security Equity Fund is authorized to issue shares of the Global Series ("Global Series"), a separate series of Security Equity Fund (Series D and the Global Series are referred to herein individually as a "Fund" and collectively as the "Funds");

         WHEREAS, each of the Funds has, pursuant to an Advisory Agreement with the Adviser (the "Advisory Agreement"), retained the Adviser to act as investment adviser for and to manage its assets;

         WHEREAS, the Advisory Agreements permit the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the Investment Company Act; and

         WHEREAS, the Adviser desires to retain the Subadviser as subadviser to act as investment adviser for and to manage the Funds' respective Investments (as defined below) and the Subadviser desires to render such services.

         NOW, THEREFORE, the Adviser and Subadviser do mutually agree and promise as follows:

         1. Appointment as Subadviser. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the assets of the Global Series and a portion of the assets of Series D, in each case subject to the supervision of the Adviser and the Board of Directors of such Fund and subject to the terms of this Agreement. The Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for each Fund's Investments (as defined below).

         2. Duties of Subadviser.

                (a) Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of each Fund as set forth in such Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Fund's Board of Directors to purchase, hold and sell investments for the account of the Global Series and the portion of the assets of Series D that the Adviser allocates to the Subadviser for management from time to time (hereinafter "Investments") and to monitor on a continuous basis the performance of such Investments. The Subadviser shall give the Funds the benefit of its best efforts in rendering its services as Subadviser. The Subadviser may contract with or consult with such banks, other securities firms, brokers or other parties, without additional expense to the Funds, as it may deem appropriate regarding investment advice, research and statistical data, clerical assistance or otherwise.

                (b) Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the respective Fund's Board to establish and maintain accounts on behalf of each Fund with, and place orders for the purchase and sale of each Fund's Investments with or through, such persons, brokers or dealers as Subadviser may select which may include, to the extent permitted by the Adviser and the respective Fund's Board, brokers or dealers affiliated with the Subadviser or Adviser, and negotiate commissions to be paid on such transactions. The Subadviser agrees that in placing such orders for a Fund it shall attempt to obtain best execution, provided that, the Subadviser may, on behalf of such Fund, pay brokerage commissions to a broker which provides brokerage and research services to the Subadviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Subadviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to such Fund and the accounts as to which the Subadviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Subadviser, the total commissions paid by such Fund will be reasonable in relation to the benefits to the Fund over the long term. In reaching such determination, the Subadviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker. It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund or Funds involved and to such other clients. The Subadviser will report on such allocations at the request of the Adviser, or the respective Fund's Board, providing such information as the number of aggregated trades to which a Fund was a party, the broker(s) to whom such trades were directed and the basis of the allocation for the aggregated trades.


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

                (c) Securities Transactions. The Subadviser and any affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to a Fund ("Principal Transactions"); provided, however, the Subadviser or an affiliated person of the Subadviser may enter into a Principal Transaction with a Fund if (i) the transaction is permissible under applicable laws and regulations, including, without limitation, the Investment Company Act and the Investment Advisers Act and the rules and regulations promulgated thereunder, and (ii) the transaction or category of transactions receives the express written approval of the Adviser.

                      The Subadviser agrees to observe and comply with Rule 17j-1 under the Investment Company Act and its Code of Ethics, as the same may be amended from time to time. The Subadviser agrees to provide the Adviser and the Funds with a copy of such Code of Ethics.

                (d) Books and Records. The Subadviser will maintain all books and records required to be maintained pursuant to the Investment Company Act and the rules and regulations promulgated thereunder solely with respect to transactions made by it on behalf of the Funds including, without limitation, the books and records required by Subsections (b)(1), (5), (6), (7), (9), (10) and (11) and Subsection
         (f) of Rule 31a-1 under the Investment Company Act and shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder needed by the Adviser to keep such other books and records of the Funds required by Rule 31a-1 under the Investment Company Act. The Subadviser will also preserve all such books and records for the periods prescribed in part (e) of Rule 31a-2 under the Investment Company Act, and agrees that such books and records shall remain the sole property of the respective Fund and shall be immediately surrendered to the appropriate Fund upon request. The Subadviser further agrees that all books and records maintained hereunder shall be made available to the respective Fund or the Adviser at any time upon reasonable request and notice, including telecopy, during any business day.

                (e) Information Concerning Investments and Subadviser. From time to time as the Adviser or a Fund may request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Investments held in the portfolios, all in such detail as the Adviser or the applicable Fund may reasonably request. The Subadviser will make available its officers and employees to meet with the Board of Directors of a Fund at the Fund's principal place of business on due notice to review the Investments of the Fund.

                      The Subadviser will also provide such information as is customarily provided by a subadviser and may be required for each Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the "Code"), the Investment Company Act, the Investment Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any state securities laws, and any rule or regulation thereunder.

                      During the term of this Agreement, the Adviser agrees to furnish the Subadviser at its principal office all registration statements, proxy statements, reports to stockholders, sales literature or other materials prepared for distribution to stockholders of each Fund, or the public that refer to the Subadviser for Subadviser's review and approval. The Subadviser shall be deemed to have approved all such materials unless the Subadviser reasonably objects by giving notice to the Adviser in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Subadviser's right to object to such materials is limited to the portions of such materials that expressly relate to the Subadviser, its services and its clients. The Adviser agrees to use its best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Subadviser or its clients in any way are consistent with those materials previously approved by the Subadviser as referenced in this paragraph. Sales literature may be furnished to the Sub-Adviser by first class or overnight mail, facsimile transmission equipment or hand delivery.

                (f) Custody Arrangements. The Subadviser shall provide each Fund's custodian, on each business day with information relating to all transactions concerning the Fund's assets.

                (g) Compliance with Applicable Laws and Governing Documents. In all matters relating to the performance of this Agreement, the Subadviser and its directors, officers, partners, employees and interested persons shall act in conformity with each Fund's Articles of Incorporation, By-Laws, and currently effective registration statement and with the written instructions and directions of each Fund's Board and the Adviser, after receipt of such documents, from the relevant Fund, and shall comply with the requirements of the Investment Company Act, the Investment Advisers Act, the Commodity Exchange Act (the "CEA"), the rules thereunder, and all other applicable federal and state laws and regulations.

                      In carrying out its obligations under this Agreement, the Subadviser shall ensure that the Global Series and the portion of Series D allocated to it by the Adviser complies with all applicable statutes and regulations necessary to qualify each Fund (or portion thereof in the case of Series D) as a Regulated Investment Company under Subchapter M of the Code (or any successor provision), and shall notify the Adviser immediately upon having a reasonable basis for believing that a Fund (or portion thereof in the case of Series D) has ceased to so qualify or that it might not so qualify in the future.

                      In carrying out its obligations under this Agreement, the Subadviser shall invest the portion of the assets of Series D allocated to it by the Adviser in such a manner as to ensure that such portion complies with the diversification provisions of Section 817(h) of the Code (or any successor provision) and the regulations issued thereunder relating to the diversification requirements for variable insurance contracts and any prospective amendments or other enacted modifications to Section 817 or regulations thereunder. Subadviser shall notify the Adviser immediately upon having a reasonable basis for believing that the portion of Series D allocated to the Subadvser has ceased to comply and will take all reasonable steps to adequately diversify the assets of

         Series D allocated to, so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

                      The Adviser has furnished the Subadviser with copies of each of the following documents and will furnish the Subadviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available: (i) the Articles of Incorporation of each Fund, (ii) the By-Laws of each Fund, (iii) each Fund's registration statement under the Investment Company Act and the Securities Act of 1933, as amended, as filed with the Commission, and (iv) any written instructions of the respective Fund's Board and the Adviser.

                (h) Voting of Proxies. The Subadviser shall direct the custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of Investments held by a Fund.

         3. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Funds or the Adviser in any way or otherwise be deemed an agent of the Funds or the Adviser.

         4. Compensation. The Adviser shall pay to the Subadviser, for the services rendered hereunder, the fees set forth in Exhibit A to this Agreement.

         5. Expenses. The Subadviser shall bear all expenses incurred by it in connection with its services under this Agreement and will, from time to time, at its sole expense employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties hereunder. However, the Subadviser shall not assign or delegate any of its investment management duties under this Agreement without the approval of the Adviser and the appropriate Fund's Board.

         6. Representations and Warranties of Subadviser. The Subadviser represents and warrants to the Adviser and the Funds as follows:

                (a) The Subadviser is registered as an investment adviser under the Investment Advisers Act;

                (b) The Subadviser will immediately notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to
         Section 9(a) of the Investment Company Act;

                (c) The Subadviser has filed a notice of exemption pursuant to Rule 4.14 under the CEA with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association;

                (d) The Subadviser is fully authorized under all applicable law to serve as Subadviser to the Funds and to perform the services described under this Agreement;

                (e) The Subadviser is a limited liability company duly organized and validly existing under the laws of the state of Kansas with the power to own and possess its assets and carry on its business as it is now being conducted;

                (f) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

                (g) This Agreement is a valid and binding agreement of the Subadviser;

                (h) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects as of its filing date, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

         7. Non-Exclusivity. The services of the Subadviser with respect to the Funds are not deemed to be exclusive, and the Subadviser and its officers shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities so long as its duties hereunder are not impaired thereby.

         8. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

                (a) The Adviser is registered as an investment adviser under the Investment Advisers Act;

                (b) The Adviser has filed a notice of exemption pursuant to Rule
         4.14 under the CEA with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association;

                (c) The Adviser is a limited liability company duly organized and validly existing under the laws of the State of Kansas with the power to own and possess its assets and carry on its business as it is now being conducted;

                (d) The execution, delivery and performance by the Adviser of this Agreement and the Advisory Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its members, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or
         (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

                (e) This Agreement and the Advisory Agreement are valid and binding agreements of the Adviser;

                (f) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the Commission and the information contained therein is accurate and complete in all material respects as of its filing date and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                (g) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement.

         9. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser and the Adviser pursuant to Sections 6 and 8 hereof shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

         10. Liability and Indemnification.

                (a) Liability. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a breach of its duties hereunder, the Subadviser shall not be subject to any liability to the Adviser, to either Fund, or any of either Fund's shareholders, and, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a breach of its duties hereunder, the Adviser shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Investments; provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of their respective obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA

                (b) Indemnification. The Subadviser shall indemnify the Adviser and the Funds, and their respective officers and directors, for any liability and expenses, including attorneys' fees, which may be sustained by the Adviser, or the Funds, as a result of the Subadviser's willful misfeasance, bad faith, or gross negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. The Adviser shall indemnify the Subadviser and its officers and partners, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Adviser's, or the Funds' willful misfeasance, bad faith, or gross negligence, breach of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA.

         11. Duration and Termination.

                (a) Duration. This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect with respect to a Fund unless it has first been approved by a vote of a majority of those directors of SBL Fund and Security Equity Fund, as applicable, who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall continue in effect for a period of two years from the date hereof, subject thereafter to being continued in force and effect from year to year with respect to each Fund if specifically approved each year by the Board of Directors of the applicable Fund. In addition to the foregoing, each renewal of this Agreement with respect to each Fund must be approved by the vote of a majority of the applicable Fund's directors who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board of Directors of the applicable Fund may request and evaluate, and the Subadviser shall furnish, such information as may reasonably be necessary to enable the Fund's Board of Directors to evaluate the terms of this Agreement.

                (b) Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

                      (i) By vote of a majority of the Board of Directors of the applicable Fund, or by vote of a majority of the outstanding voting securities of the applicable Fund, or by the Adviser, in each case, upon sixty (60) days' written notice to the Subadviser;

                      (ii) By the Adviser upon breach by the Subadviser of any
                representation or warranty contained in Section 6 hereof, which shall not have been cured within twenty (20) days of the Subadviser's receipt of written notice of such breach;

                      (iii) By the Adviser immediately upon written notice to
                the Subadviser if the Subadviser becomes unable to discharge its duties and obligations under this Agreement; or

                      (iv) By the Subadviser upon 120 days written notice to the
                Adviser and the applicable Fund.

                  This Agreement shall not be assigned (as such term is defined in the Investment Company Act) without the prior written consent of the parties hereto. This Agreement shall terminate automatically in the event of its assignment without such consent or upon the termination of the Advisory Agreement.

         12. Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.


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

         13. Amendment. This Agreement may be amended by mutual consent of the parties, provided that the terms of each such amendment with respect to a Fund shall be approved by the Board of Directors of the applicable Fund or by a vote of a majority of the outstanding voting securities of the applicable Fund.

         14. Notice. Any notice that is required to be given by the parties to each other (or to the Fund) under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

            (a) If to the Subadviser:

                Security Global Investors, LLC
                2 Embarcadero Center, Suite 2350
                San Francisco, CA 94111
                Attention: John Boich, Chief Investment Officer
                Facsimile: (415) 274-7702

                With a copy to:

                Security Benefit Corporation
                One Security Benefit Place
                Topeka, KS 66636
                Attention: General Counsel
                Facsimile: (785) 438-3080

            (b) If to the Adviser:

                6th Avenue Investment Management Company, LLC
                5801 SW 6th Avenue
                Topeka, KS 66636-0001
                Attention: Michael G. Odlum, President
                Facsimile: (785) 438-3080


            (d) If to SBL Fund:

                SBL Fund
                One Security Benefit Place
                Topeka, Kansas 66636-0001
                Attention: Amy J. Lee, Secretary
                Facsimile: (785) 438-3080


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

            (d) If to Security Equity Fund:

                Security Equity Fund
                One Security Benefit Place
                Topeka, Kansas 66636-0001
                Attention: Amy J. Lee, Secretary
                Facsimile: (785) 438-3080

         15. Governing Law; Jurisdiction. Except as indicated in Section 19(b) of this Agreement, this Agreement shall be governed by and construed in accordance with the laws of the State of Kansas, without regard to its conflicts of law provisions.

         16. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall together constitute one and the same instrument.

         17. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         18. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

         19. Certain Definitions.

                (a) "Business day." As used herein, business day means any customary business day in the United States on which the New York Stock Exchange is open.

                (b) Miscellaneous. As used herein, "investment company," "affiliated person," "interested person," "assignment," "broker," "dealer" and "affirmative vote of the majority of the Fund's outstanding voting securities" shall all have such meaning as such terms have in the Investment Company Act. The term "investment adviser" shall have such meaning as such term has in the Investment Advisers Act and the Investment Company Act, and in the event of a conflict between such Acts, the most expansive definition shall control. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

6th Avenue Investment Management Company, LLC

                                           By:      /s/ MICHAEL G. ODLUM
                                                    ----------------------------
                                           Name:    Michael G. Odlum
                                           Title:   President

                                           Attest:  /s/ AMY J. LEE
                                                    ----------------------------
                                           Name:    Amy J. Lee
                                           Title:   Secretary

                                           Security Global Investors, LLC

                                           By:      /s/ RICHARD M. GOLDMAN
                                                    ----------------------------
                                           Name:    Richard M. Goldman
                                           Title:   President

                                           Attest:  /s/ AMY J. LEE
                                                    ----------------------------
                                           Name:    Amy J. Lee
                                           Title:   Secretary


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

                                    EXHIBIT A

                                  Compensation


         For all services rendered by the Subadviser hereunder, Adviser shall pay to Subadviser a fee (the "Subadvisory Fee") as follows:

         An annual rate of 0.32% of the combined average daily net assets of the Funds of $300 million or less;
and

         An annual rate of 0.27% of the combined average daily net assets of the Funds of more than $300 million but less than $750 million; and

         An annual rate of 0.22% of the combined average daily net assets of the Funds of more than $750 million.

         For purposes of calculating the compensation to be paid hereunder, (1) the value of the net assets of a Fund shall be computed in the same manner at the end of the business day as the value of such net assets is computed in connection with the determination of the net asset value of the Fund's shares as described in the then current prospectus for the applicable Fund and (2) the value of the net assets of Series D taken into account in determining the fee to be paid to the Subadviser shall only include the assets allocated to the Subadviser by the Adviser to manage.

         The Subadvisory Fee shall be accrued for each calendar day the Subadviser renders subadvisory services hereunder and the sum of the daily fee accruals shall be paid monthly to the Subadviser as soon as practicable following the last day of each month, by wire transfer if so requested by the Subadviser, but no later than ten (10) calendar days thereafter. If this Agreement shall be effective for only a portion of a year, then the Subadviser's fee for said year shall be prorated for such portion.


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